UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2024
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bluebird bio, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-35966	13-3680878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Grand Union Boulevard, Somerville, MA		02145
(Address of Principal Executive Offices)		(Zip Code)
(339) 499-9300
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BLUE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2024, bluebird bio, Inc. (the "Company") filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, as amended (the "Charter Amendment") with the Secretary of State of the State of Delaware to effect a 1-for-20 reverse stock split (the "Reverse Stock Split") of the Company's common stock, par value $0.01 per share (the "Common Stock"), effective December 12, 2024 at 5:00 p.m., Eastern Time (the "Effective Time") and the Company's shares of Common Stock began trading on a split-adjusted basis on The Nasdaq Global Select Market at the commencement of trading on December 13, 2024, under the Company's existing trading symbol "BLUE". The new CUSIP number for the Common Stock following the Reverse Stock Split is 09609G 209.
As previously reported, the Reverse Stock Split was approved by the Company's stockholders at the Company's reconvened annual meeting of stockholders held on December 4, 2024, at a ratio ranging from any whole number between 1-for-15 and 1-for-20, as determined by the Company's board of directors (the "Board") in its discretion. On December 4, 2024, the Board approved a ratio of 1-for-20 for the Reverse Stock Split and abandoned all other amendments.
The Charter Amendment provides that at the Effective Time, every 20 shares of the Company's issued and outstanding shares of Common Stock immediately prior to the Effective Time, will be automatically converted, without any action on the part of the holder thereof, into one share of Common Stock. The number of authorized shares of Common Stock and the par value of each share of Common Stock remain unchanged. No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the Reverse Stock Split will receive a cash payment in lieu thereof.
The foregoing description is qualified in its entirety by the Charter Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Forward-Looking Statements
This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the trading of the Company's common stock on a split-adjusted basis. Statements using words such as “expect”, “anticipate”, “believe”, “may”, “will” and similar terms are also forward-looking statements. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed under the caption “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission. Except as required by law, the Company undertakes no obligations to make any revisions to the forward-looking statements contained in this Current Report or to update them to reflect events or circumstances occurring after the date of this Current Report, whether as a result of new information, future developments or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of bluebird bio, Inc., dated December 12, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2024	bluebird bio, Inc.

	By:	/s/ O. James Sterling
	Name:	O. James Sterling
	Title:	Chief Financial Officer